SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) June 6, 1997




                       SIMMONS FIRST NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)




      Arkansas                           0-6253                 71-0407808
(State or other jurisdiction of       (Commission            (I.R.S. employer
incorporation or organization)          file number)        identification No.)





501 Main Street, Pine Bluff, Arkansas                            71601
(Address of principal executive offices)                        (Zip Code)



                                 (870) 541-1000
              (Registrant's telephone number, including area code)





ITEM 5.    OTHER EVENTS

     On March 21, 1997, Simmons First National Corporation ("Company") entered into a definitive agreement pursuant to which the Registrant agreed to acquire all of the issued and outstanding stock of First Bank of Arkansas Russellville
(FBAR) and First Bank of Arkansas Searcy (FBAS). The following financial information is provided for inclusion in the integrated reporting system.

                              FINANCIAL INFORMATION

     The following unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997 and Unaudited Pro Forma Consolidated Income Statements for the three months ended March 31, 1997 and the year ended December 31, 1996, illustrate the effect of the proposed acquisition.

     These Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of the Company which are incorporated by reference herein and of FBAR/FBAS which are included herein on a combined basis.

     The Pro Forma Consolidated Financial Statements are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above nor do they purport to indicate future results.


                   PRO FORMA CONDENSED COMBINING BALANCE SHEET

                                 March 31, 1997
                       (Dollars in thousands - unaudited)

                                                            FBAR/    Combined      Pro Forma         Pro Forma
                                                 Company    FBAS      Entity      Adjustments      Consolidated
-----------------------------------------------------------------------------------------------------------------
ASSETS

Cash and non-interest bearing balances
   due from banks                               $ 33,519  $  8,564  $   42,083  $                   $   42,083
Interest bearing balances due from banks           6,434        15       6,449                           6,449
Federal funds sold and securities purchased
   under agreements to resell                     41,470    11,875      53,345    (24,883)(1b)(1d)      28,462
                                                 -------   -------    --------   --------            ---------
     Cash and cash equivalents                    81,423    20,454     101,877    (24,883)              76,994
Investment securities                            238,156    81,976     320,132     (6,773)(1b)         313,359
Mortgage loans held for sale,
   net of unrealized gains (losses)                5,911        --       5,911                           5,911
Assets held in trading accounts                      236        --         236                             236
Loans                                            515,746   252,083     767,829    (32,030)(1d)         735,799
   Allowance for loan losses                      (8,297)   (3,982)    (12,279)       188 (1d)         (12,091)
                                                 -------   -------   ---------   --------            ---------
     Net loans                                   507,449   248,101     755,550    (31,842)             723,708
Premises and equipment                            20,873     8,382      29,255       (661)(1d)          28,594
Foreclosed assets held for sale                      975        --         975                             975
Interest receivable                                8,121     3,043      11,164                          11,164
Cost of loan servicing rights acquired             8,374        --       8,374                           8,374
Excess of cost over fair value of net
  assets acquired, at amortized cost               3,099     1,932       5,031     28,580 (1b)          33,611
Other assets                                      16,646     4,517      21,163        850 (1c)          22,013
                                                 -------   -------   ---------   --------            ---------
         TOTAL ASSETS                           $891,263  $368,405  $1,259,668  $ (34,729)          $1,224,939
                                                 =======   =======   =========   ========            =========

LIABILITIES AND
   STOCKHOLDERS' EQUITY

Non-interest bearing transaction accounts       $116,440  $ 22,399  $  138,839  $      (2)(1d)      $  138,837
Interest bearing transaction accounts
   and savings deposits                          270,515    57,942     328,457                         328,457
Time deposits                                    357,477   242,835     600,312    (42,608)(1d)         557,704
                                                 -------   -------   ---------   --------            ---------
     Total deposits                              744,432   323,176   1,067,608    (42,610)           1,024,998
Federal funds purchased and securities sold
   under agreements to repurchase                 28,288     1,657      29,945                          29,945
Short-term debt                                    2,328        --       2,328                           2,328
Long-term debt                                     1,056    13,055      14,111     35,000 (1c)          49,111
Accrued interest and other liabilities            11,149     3,398      14,547                          14,547
                                                 -------   -------   ---------   --------            ---------
     Total liabilities                           787,253   341,286   1,128,539     (7,610)           1,120,929
                                                 -------   -------   ---------   --------            ---------

STOCKHOLDERS' EQUITY

Capital stock
   Class A, common, par value $5 a share,
     authorized 10,000,000  shares, 5,715,194
     issued and outstanding                       28,576       200      28,776       (200)(1b)          28,576
Surplus                                           22,073    17,280      39,353    (17,280)(1b)          22,073
Undivided profits                                 52,951     9,696      62,647     (9,696)(1b)          52,951
Unrealized appreciation on
   available-for-sale  securities,
   net of income taxes of $235                       410       (57)        353         57 (1b)             410
                                                 -------   -------   ---------   --------            ---------
     Total stockholders' equity                  104,010    27,119     131,129    (27,119)             104,010
                                                 -------   -------   ---------   --------            ---------
         TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY           $891,263  $368,405  $1,259,668  $ (34,729)          $1,224,939
                                                 =======   =======   =========   ========            =========


                PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME

                        Three Months Ended March 31, 1997
                  (Dollars in thousands, except per share data)

                                                               FBAR/     Combined     Pro Forma        Pro Forma
                                                  Company      FBAS       Entity     Adjustments       Consolidated
--------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
   Loans                                          $ 11,521   $  5,862    $ 17,383    $   (725)(2c)       $ 16,658
   Federal funds sold and securities purchased
     under agreements to resell                        538        170         708        (326)(2b)(2c)        382
   Investment securities                             3,672      1,121       4,793         (63)(2b)          4,730
   Mortgage loans held for sale,
     net of unrealized gains (losses)                  117         --         117                             117
   Assets held in trading accounts                      16         --          16                              16
   Interest bearing balances due from banks             77         --          77                              77
                                                   -------    -------     -------     -------            --------
       TOTAL INTEREST INCOME                        15,941      7,153      23,094      (1,114)             21,980

INTEREST EXPENSE
   Interest bearing transaction accounts
     and savings deposits                            1,884        431       2,315                           2,315
   Time deposits                                     4,653      3,335       7,988        (476)(2c)          7,512
   Federal funds purchased and securities sold
     under agreements to repurchase                    463         25         488                             488
   Short-term debt                                      29         --          29                              29
   Long-term debt                                       26        217         243         751 (2c)            994
                                                   -------    -------     -------     -------             -------
       TOTAL INTEREST EXPENSE                        7,055      4,008      11,063         275              11,338
                                                   -------    -------     -------     -------             -------
NET INTEREST INCOME                                  8,886      3,145      12,031      (1,389)             10,642
   Provision for  loan losses                          764        192         956                             956
                                                   -------    -------     -------     -------             -------
NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                     8,122      2,953      11,075      (1,389)              9,686
                                                   -------    -------     -------     -------             -------
NON-INTEREST INCOME
   Trust department income                             604         33         637                             637
   Service charges on deposit accounts                 745        406       1,151         (55)(2c)          1,096
   Other service charges and fees                      309        122         431                             431
   Income on sale of mortgage loans,
     net of commissions                                121         --         121                             121
   Income on investment banking,
     net of commissions                                275         --         275                             275
   Credit card fees                                  2,194         --       2,194                           2,194
   Loan servicing fees                               1,706         --       1,706                           1,706
   Other income                                        272          9         281                             281
   Investment securities gains (losses), net            --         (2)         (2)                             (2)
                                                   -------    -------     -------     -------             -------
       TOTAL NON-INTEREST INCOME                     6,226        568       6,794         (55)              6,739
                                                   -------    -------     -------     -------             -------
NON-INTEREST EXPENSE
   Salaries and employee benefits                    5,636        907       6,543         (88)(2c)          6,455
   Occupancy expense, net                              621        327         948         (18)(2c)            930
   Furniture and equipment expense                     743         --         743                             743
   Loss on foreclosed assets                           252         --         252                             252
   Other expense                                     3,480        558       4,038         431 (2b)          4,469
                                                   -------    -------     -------     -------             -------
       TOTAL NON-INTEREST EXPENSE                   10,732      1,792      12,524         325              12,849
                                                   -------    -------     -------     -------             -------
INCOME BEFORE INCOME TAXES                           3,616      1,729       5,345      (1,769)              3,576
   Provision for income taxes                        1,028        573       1,601        (563)(2b)(2c)      1,038
                                                   -------    -------     -------     -------             -------
NET INCOME                                        $  2,588   $  1,156    $  3,744    $ (1,206)           $  2,538
                                                   =======    =======     =======     =======             =======
EARNINGS PER AVERAGE
   COMMON SHARE                                   $   0.45                                               $   0.44
                                                   =======                                                =======
DIVIDENDS PER COMMON SHARE                        $   0.13                                               $   0.13
                                                   =======                                                =======


                PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME

                          Year Ended December 31, 1996
                  (Dollars in thousands, except per share data)

                                                              FBAR/       Combined        Pro Forma        Pro Forma
                                                 Company      FBAS         Entity        Adjustments     Consolidated
-------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
   Loans                                        $  44,333   $ 22,640     $  66,973    $  (2,847)(2c)     $   64,126
   Federal funds sold and securities purchased
     under agreements to resell                     1,680        351         2,031       (1,309)(2b)(2c)        722
   Investment securities                           13,664      3,594        17,258         (250)(2b)         17,008
   Mortgage loans held for sale,
     net of unrealized gains (losses)               1,333         --         1,333                            1,333
   Assets held in trading accounts                     66         --            66                               66
   Interest bearing balances due from banks           291         --           291                              291
                                                 --------    -------      --------     --------           ---------
       TOTAL INTEREST INCOME                       61,367     26,585        87,952       (4,406)             83,546
                                                 --------    --------     --------     --------           ---------
INTEREST EXPENSE
   Interest bearing transaction accounts
     and savings deposits                           7,106      1,443         8,549                            8,549
   Time deposits                                   18,663     12,505        31,168       (1,876)(2c)         29,292
   Federal funds purchased and securities sold
     under agreements to repurchase                 1,406         94         1,500                            1,500
   Short-term debt                                    129         --           129                              129
   Long-term debt                                     258        856         1,114        3,003 (2b)          4,117
                                                 --------    -------      --------     --------           ---------
       TOTAL INTEREST EXPENSE                      27,562     14,898        42,460        1,127              43,587
                                                 --------    -------      --------     --------           ---------

NET INTEREST INCOME                                33,805     11,687        45,492       (5,533)             39,959
   Provision for  loan losses                       2,341      2,369         4,710                            4,710
                                                 --------    -------      --------     --------           ---------
NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                   31,464      9,318        40,782       (5,533)             35,249
                                                 --------    -------      --------     --------           ---------
NON-INTEREST INCOME
   Trust department income                          2,166         94         2,260                            2,260
   Service charges on deposit accounts              3,222      1,683         4,905         (220)(2c)          4,685
   Other service charges and fees                   1,069        352         1,421                            1,421
   Income on sale of mortgage loans,
     net of commissions                               287         --           287                              287
   Income on investment banking,
     net of commissions                               758         --           758                              758
   Credit card fees                                 9,601         --         9,601                            9,601
   Loan servicing fees                              7,095         --         7,095                            7,095
   Other income                                       648         15           663                              663
   Investment securities gains (losses), net          270         (6)          264                              264
                                                 --------    -------      --------     --------           ---------
       TOTAL NON-INTEREST INCOME                   25,116      2,138        27,254         (220)             27,034
                                                 --------    -------      --------     --------           ---------
NON-INTEREST EXPENSE
   Salaries and employee benefits                  21,774      3,470        25,244         (414)(2c)         24,830
   Occupancy expense, net                           2,310      1,135         3,445          (77)(2c)          3,368
   Furniture and equipment expense                  2,416         --         2,416                            2,416
   Loss on foreclosed assets                        1,135         --         1,135                            1,135
   Other expense                                   14,321      2,094        16,415        1,724 (2b)         18,139
                                                 --------    -------      --------     --------           ---------
       TOTAL NON-INTEREST EXPENSE                  41,956      6,699        48,655        1,233              49,888
                                                 --------    -------      --------     --------           ---------
INCOME BEFORE INCOME TAXES                         14,624      4,757        19,381       (6,986)             12,395
   Provision for income taxes                       4,323      1,558         5,881       (2,226)(2b           3,655
                                                 --------    -------      --------     --------           ---------
NET INCOME                                      $  10,301   $  3,199     $  13,500    $  (4,760)         $    8,740
                                                 ========    =======      ========     ========           =========
EARNINGS PER AVERAGE
   COMMON SHARE                                 $    1.81                                                $     1.53
                                                 ========                                                 =========
DIVIDENDS PER COMMON SHARE                      $    0.48                                                $     0.48
                                                 ========                                                 =========

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


         On March 21, 1997, the Company entered into two separate definitive agreements pursuant to which the Company agreed to acquire all of the issued and outstanding stock of FBAR and FBAS. Two branches and certain loan participations of FBAR will not be acquired by the Company. The acquisitions will be consummated through the payment of $53,000,000 in cash. The transaction will be financed with $35,000,000 in long-term debt, available cash and liquidation of investments and federal funds sold.

1. The pro forma consolidated balance sheet of the Company and FBAR/FBAS as of March 31, 1997 has been prepared in accordance with the following assumptions:

         a.       The pending acquisitions occur on March 31, 1997.

         b. The pending acquisitions are accounted for utilizing the purchase method of accounting and, accordingly, the net assets of FBAR/FBAS are adjusted to their fair values. The components of the transaction assumed in the consolidated balance sheet are outlined as follows:

                                                                  ($ in thousands)
----------------------------------------------------------------------------------------
Cash                                                                        $ 53,000
Transaction costs                                                              1,000
Less:   Historical book value of FBAR/FBAS                      $ 27,119
        Adjustment to reflect fair value of FBAR/FBAS assets:
           Acquiree intangibles written off                       (1,932)
           Reduction of investments to fair value                 (1,019)
           Compensation liability due to change
               in control                                           (680)    (23,488)
                                                                 -------     -------
Excess of cost over fair value of
  net assets acquired                                                       $ 30,512
                                                                             =======


         c. The Company will incur $35,000,000 in long-term debt with interest rates ranging from 7.75% to 9.50% per annum. The debt issue costs are estimated to be $850,000.

                  Except  for  items   specifically   adjusted  above,   Company
                  management believes that historical book value of the net assets of FBAR/FBAS approximates fair value.

        d. Adjustments to reduce FBAR assets and liabilities for branch operations and loan participations not acquired by the Company are as follows:

                 Decrease in federal funds sold          $(10,107)
                 Decrease in loans                        (32,030)
                 Decrease in allowance for loan losses        188
                 Decrease in premises and equipment          (661)
                 Decrease in deposits
                    Non-interest bearing                        2
                    Interest bearing                       42,608
                                                          -------
                                                         $     --
                                                          =======

2. The pro forma consolidated income statements have been prepared in accordance with the following assumptions:

         a. The pending acquisitions occur at January 1, 1996 and is accounted for utilizing the purchase method of accounting. Accordingly, the operations of FBAR/FBAS are included in the pro forma results of operations from January 1,1996 forward.

         b. Adjustments to reflect amortization of the purchase accounting adjustments and the decrease in interest income on $20,530,000 in cash, investment securities and federal funds sold utilized in the acquisition and interest expense on $35,000,000 in long-term debt and the related income tax effects in the pro forma condensed income statements are as follows:

                                                                        Three Months
                                                                            Ended             Year Ended
                                                                          March 31,          December 31,
                                                                            1997                 1996
                  -----------------------------------------------------------------------------------------
                  Decrease in interest income for
                    decrease in federal funds sold                     $      (203)          $      (813)
                  Decrease in interest income for
                    decrease in cash and securities                            (75)                 (298)
                  Increase in interest income for
                    accretion of decrease in debt
                    securities to fair value                                    12                    48
                  Increase in interest on borrowed funds                      (744)               (2,975)
                  Amortization of debt issue costs                              (7)                  (28)
                  Increase in other expenses for
                    amortization of excess of cost over
                    fair value of net assets acquired                         (431)               (1,724)
                  Decrease in applicable income taxes                          465                 1,861
                                                                        ----------            ----------
                         Reduction in net income                       $      (983)          $    (3,929)
                                                                        ==========            ==========

                  The assumed interest rate on cash and securities is 5.25%

                  The decrease in the investment in debt securities is amortized using a method that approximates the interest method over the estimated life of the portfolio of six years.

                  The assumed interest rate on the long-term debt is 7.75% on $20,000,000 and 9.50% on $15,000,000 and the estimated issuance costs of $850,000 is amortized over the term of the related debt.

                  The excess of cost over fair value of net assets acquired is amortized using the straight-line method over fifteen years. As a part of the definitive agreements for the pending acquisitions, an election will be made under Internal Revenue Code Section 338 (h)(10). As a result, the amortization will be deductible for income tax purposes.

                  Income taxes are calculated using a combined incremental tax rate of 38%.

     c. Adjustments to reduce FBAR results of operations for branch operations and loan participations not acquired by the Company are as follows:

                                                                        Three Months
                                                                            Ended             Year Ended
                                                                          March 31,          December 31,
                                                                            1997                 1996
                  ------------------------------------------------------------------------------------------
                  Interest - loans                                     $      (725)          $    (2,847)
                  Interest - fed funds purchased                              (123)                 (496)
                  Service charge income                                        (55)                 (220)
                  Interest expense - deposits                                  476                 1,876
                  Salaries and employee benefits                                88                   414
                  Occupancy expenses                                            18                    77
                  Applicable income taxes                                       98                   365
                                                                        ----------            ----------
                    Impact on earnings                                 $      (223)          $      (831)
                                                                        ==========            ==========



                                   FBAR/FBAS
                             STATISTICAL DISCLOSURES

LOAN PORTFOLIO

         FBAR/FBAS's net loan portfolio totaled $248.1 million at March 31, 1997, compared to $253.0 million and $207.6 million at December 31, 1996 and 1995, respectively. The growth in loans in 1996 compared to 1995 reflects the growth in the respective markets served by FBAR/FBAS as well as their overall marketing strategy. Real estate loans, including construction, single family and commercial, totaled $158.0 million at March 31, 1997, or 62.9 percent of total loans. Commercial and agricultural loans totaled $63.4 million at March 31, 1997, or 25.1 percent of total loans. Consumer loans amounted to $27.1 million at March 31, 1997, or 10.8 percent of total loans.

         FBAR/FBAS seeks to manage its credit risk by diversifying its loan portfolio, determining that borrowers have adequate sources for loan repayment including liquidation of collateral, obtaining and monitoring collateral, providing an adequate allowance for loan losses, and regularly reviewing the loan portfolio. FBAR/FBAS seeks to use diversification within the loan portfolio to reduce credit risk, thereby minimizing the adverse impact on the portfolio, if weaknesses develop in either the economy or a particular segment of borrowers. Collateral requirements are based on credit assessments of borrowers and may be used to recover the debt in case of default. FBAR/FBAS uses the allowance for loan losses as a method to value the loan portfolio at its estimated collectible amount. Loans are reviewed regularly to facilitate the identification and monitoring of deteriorating credits.

         The following tables include loan participations and loans of two branches not being acquired by the Company. As of March 31, 1997, such loans not being acquired totaled approximately $32.0 million. Management of the Company is of the opinion that the relationships presented would not change significantly if the adjustments were made for assets not purchased.


TABLE 1 - COMPOSITION OF THE LOAN PORTFOLIO

         The following table details the various categories for the loan portfolio as of March 31, 1997 and the five previous years:

                     FBA -Russellville and Searcy - Combined
                        Composition of the Loan Portfolio

                        Three Months Ended March 31, 1997
            Years Ended December 31, 1996, 1995, 1994, 1993 and 1992


                                March 31,                             December 31,
(In thousands)                    1997          1996        1995         1994         1993         1992
-----------------------------------------------------------------------------------------------------------
Consumer:
   Individuals - other         $  27,139    $  27,657    $  22,688    $  15,793    $  13,372    $  13,889
                               ---------    ---------    ---------    ---------    ---------    ---------
     Total Consumer               27,139       27,657       22,688       15,793       13,372       13,889

Real Estate:
   Real estate construction       22,454       22,802       21,581       10,457        7,637        5,803
   Single family residential      65,343       66,265       55,893       36,924       23,358
                                                                                                   20,516
   Other commercial               70,679       73,183       55,362       59,488       46,212       20,853
                               ---------    ---------    ---------    ---------    ---------    ---------
       Total Real Estate         158,476      162,250      132,836      106,869       77,207       47,172

Commercial
   Commercial                     59,213       57,205       45,247       32,054       14,122        7,865
   Agriculture                     4,142        4,134        4,476        1,615          937        1,080
   Financial institutions           --            200         --           --           --           --
                               ---------    ---------    ---------    ---------    ---------    ---------
     Total Commercial             63,355       61,539       49,723       33,669       15,059        8,945

Other                              3,114        5,376        4,062           44          264          150
                               ---------    ---------    ---------    ---------    ---------    ---------
                                 252,084      256,822      209,309      156,375      105,902       70,156
Unearned discount                     (1)          (2)         (26)        (135)        (390)        (762)
                               ---------    ---------    ---------    ---------    ---------    ---------

Total loans                      252,083      256,820      209,283      156,240      105,512       69,394
Less: allowance for
   possible loan losses           (3,982)      (3,829)      (1,644)      (1,317)        (913)        (772)
                               ---------    ---------    ---------    ---------    ---------    ---------

Net loans                      $ 248,101    $ 252,991    $ 207,639    $ 154,923    $ 104,599    $  68,622
                               =========    =========    =========    =========    =========    =========

TABLE 2 - LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES

                  The   following   table  details  the  loan   maturities   and
sensitivity to changes in interest rates as of March 31, 1997 and December 31, 1996:

                    FBA - Russellville and Searcy - Combined
             Loan Maturities and Sensitivity to Changes in Interest

                      Three Months Ended March 31, 1997 and
                          Year Ended December 31, 1996


                                                    March 31, December 31,
(In thousands)                                        1997       1996
-------------------------------------------------------------------------
Fixed rate loans with a remaining maturity of:
   Within one year or less                           $131,491   $138,255
   Over one year through five years                    77,062     74,931
   Over five years                                     13,665     14,175

Floating rate loans with a repricing frequency of:
   Within one year                                     29,647     29,372
   Over one year through five years                       218         87
                                                     --------   --------
                                                     $252,083   $256,820
                                                     ========   ========

ASSET QUALITY

         A loan is considered impaired when it is probable that FBAR/FBAS will not receive all amounts due according to the contractual terms of the loans. This includes nonaccrual loans and certain loans identified by management.

         Non-performing loans are comprised of (a) nonaccrual loans, (b) loans which are contractually past due 90 days and (c) other loans for which terms have been restructured, to provide a reduction or deferral of interest or principal, because of a deterioration in the financial position of the borrower. FBAR/FBAS recognizes income principally on the accrual basis of accounting. When loans are classified as nonaccrual, the accrued interest is charged off, and no further interest is accrued. Loans are placed on nonaccrual basis either: (1) when there are serious doubts regarding the collectibility of principal or interest, or (2) when payment of interest or principal is 90 days or more past due and either (i) not fully secured or (ii) not in the process of collection. If a loan is determined by management to be uncollectible, the portion of the loan determined to be uncollectible is then charged to the allowance for loan losses.

         At March 31, 1997, total non-performing assets totaled $2.1 million compared to $2.1 million and $.3 million at December 31, 1996 and 1995, respectively. This increase in non-performing assets from 1995 to 1996 is primarily attributable to a single loan totaling $1.7 million, which will be acquired by the Company.

         The additions to the allowance during the first quarter of 1997 and the year 1996 were based on management's judgment, with consideration given to the composition of the portfolio, historical loan loss experience, assessment of current economic conditions, past due loans, loans which could be future problems and net losses from loans charged off during the last five years. It is management's practice to review the allowance on a regular basis to determine whether additional provisions should be made to the allowance after considering the factors noted above. The allowance for loan losses was increased during 1996 to reflect a decision by management to increase that estimate to a targeted 1.50% of total loans based on its current evaluation of overall portfolio risk.

TABLE 3 - NON-PERFORMING ASSETS AND PAST DUE LOANS

         The table below reflects FBAR/FBAS's non-performing assets and past due loans at March 31, 1997 and each of the five previous fiscal years (in thousands):

                    FBA - Russellville and Searcy - Combined
                    Non-Performing Assets and Past Due Loans

                        Three Months Ended March 31, 1997
            Years Ended December 31, 1996, 1995, 1994, 1993 and 1992


                            March 31,                 December 31,
(In thousands)                1997     1996     1995      1994     1993     1992
---------------------------------------------------------------------------------
Non-accrual loans            $1,899   $2,060   $    8   $  438   $   27   $   27
Loan past due 90 days
   or more (principal or
   interest payments)           178       28        4       50     --       --
Restructured                   --       --       --       --       --       --
                             ------   ------   ------   ------   ------   ------

   Total non-performing
     loans                    2,077    2,088       12      488       27       27

Other non-performing
   assets
   Total foreclosed assets
     held for sale             --       --        248     --       --       --
   Other non-performing
     assets                    --       --       --       --       --       --
                             ------   ------   ------   ------   ------   ------

Total other non-
   performing assets           --       --        248     --       --       --
                             ------   ------   ------   ------   ------   ------

Total non-performing
   assets                    $2,077   $2,088   $  260   $  488   $   27   $   27
                             ======   ======   ======   ======   ======   ======

         Approximately $151,000 of interest income would have been recorded for the period ended December 31, 1996, if the nonaccrual loans had been accruing interest in accordance with their original terms.


TABLE 4 - ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

         The table below summarizes loan loss experience for the three months ended March 31, 1997 and 1996, and for each of the last five fiscal years for FBAR/FBAS:

                    FBAR - Russellville and Searcy - Combined
                    Analysis of the Allowance for Loan Losses

                   Three Months Ended March 31, 1997 and 1996
            Years Ended December 31, 1996, 1995, 1994, 1993 and 1992



                                             March 31,                     December 31,
(In thousands)                            1997     1996     1996     1995     1994      1993     1992
-------------------------------------------------------------------------------------------------------
Balance, beginning of period             $3,829   $1,644   $1,644   $1,317   $  913   $  772    $  642

Loans charged off:
   Consumer loans                            35       12       87       24       32       21        42
   Real estate loans                       --       --          9       14     --       --           4
   Commercial loans                           6     --        105     --         26       12         5
                                         ------   ------   ------   ------   ------   ------    ------

     Total loans charged off                 41       12      201       38       58       33        51
                                         ------   ------   ------   ------   ------   ------    ------

Recoveries:
   Consumer loans                             2        4       17        7       11       13         6
   Real estate loans                       --       --       --       --       --         18         6
   Commercial loans                        --       --       --          7        4       11        13
                                         ------   ------   ------   ------   ------   ------    ------

     Total recoveries                         2        4       17       14       15       42        25
                                         ------   ------   ------   ------   ------   ------    ------

Net loans charged off                        39        8      184       24       43       (9)       26
Provision charged to operating expense      192      122    2,369      351      371      132       156
Changes incident to mergers and
   absorptions, net                        --       --       --       --         76     --        --
                                         ------   ------   ------   ------   ------   ------    ------

Balance, end of period                   $3,982   $1,758   $3,829   $1,644   $1,317   $  913    $  772
                                         ======   ======   ======   ======   ======   ======    ======

TABLE 5 - ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

         The following table is a summary by allocation category of FBAR/FBAS'a allowance for loan losses:

                    FBA - Russellville and Searcy - Combined
                   Allocation of the Allowance for Loan Losses

                        Three Months Ended March 31, 1997
                  Years Ended December 31, 1996, 1995 and 1994



                                    March 31,                                        December 31,
                                        % of             % of             % of             % of             % of             % of
(In thousands)                   1997   Loans*    1996   Loans*    1995   Loans*    1994   Loans*    1993   Loans*    1992   Loans*
-----------------------------------------------------------------------------------------------------------------------------------
Consumer:
   Individual - other           $  386   10.77%  $  371   10.77%  $  160   10.84%  $  120   10.10%  $  104   12.63%  $  138   9.80%

Real Estate:
   Real estate construction        319    8.91%     306    8.88%     153   10.31%      79    6.69%      59    7.21%      57   8.27%
   Single family residential       929   25.92%     889   25.80%     395   26.70%     280   23.61%     181   22.06%     203  29.24%
   Other commercial              1,005   28.04%     982   28.50%     391   26.45%     451   38.04%     359   43.64%     207  29.72%

Commercial
   Commercial                      842   23.49%     768   22.27%     320   21.62%     243   20.50%     110   13.33%      78  11.21%
   Agriculture                      59    1.64%      55    1.61%      32    2.14%      12    1.03%       7    0.88%      11   1.54%
   Financial institutions           --    0.00%       3    0.08%      --    0.00%      --    0.00%      --    0.00%      --   0.00%

Other                               44   1.23%       72    2.09%      29    1.94%       0    0.03%       2    0.25%       1   0.22%
Unallocated                        398              383              164              132               91               77
                                 ----- -------    -----  -------   -----  -------   -----  -------   -----  -------   ----- -------
                                $3,982 100.00%   $3,829  100.00%  $1,644  100.00%  $1,317  100.00%  $  913  100.00%  $  772 100.00%
                                 ===== =======    =====  =======   =====  =======   =====  =======   =====  =======   ===== =======

* Percentage of loans in each category to total loans

               INDEX TO FBAR/FBAS COMBINED FINANCIAL STATEMENTS


Independent Accountants' Report...............................................
Combined Balance Sheets
   March 31, 1997 (Unaudited) and December 31, 1996...........................
Combined Statements of Income
   Three months ended March 31, 1997 and 1996 (Unaudited)
     and Year ended December 31, 1996.........................................
Combined Statements of Cash Flows
   Three months ended March 31, 1997 and 1996 (Unaudited)
     and Year ended December 31, 1996........................................
Combined Statements of Changes in Stockholder's Equity
   Three months ended March 31, 1997 and 1996 (Unaudited)
     and Year ended December 31, 1996.........................................
Notes to Combined Financial Statements........................................


                         Independent Accountants' Report



Board of Directors
First Bank of Arkansas - Russellville
Russellville, Arkansas

Board of Directors
First Bank of Arkansas - Searcy
Searcy, Arkansas

         We have audited the accompanying combined balance sheet of First Bank of Arkansas - Russellville/Searcy (wholly-owned subsidiaries of Southwest Bancshares, Inc.) as of December 31, 1996, and the related combined statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Banks' managements. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of First Bank of Arkansas - Russellville/Searcy as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                               /s/  Baird, Kurtz and Dobson

Pine Bluff, Arkansas
May 30, 1997




                  FIRST BANK OF ARKANSAS - RUSSELLVILLE/SEARCY

                             COMBINED BALANCE SHEETS

                      March 31, 1997 and December 31, 1996
                                 (In thousands)

                                                                             March 31,    December 31,
                                                                               1997          1996
                                                                           ------------  -------------
                                                                           (unaudited)
ASSETS

Cash and non-interest bearing balances due from banks                       $   8,564    $   9,139
Interest bearing balances due from banks                                           15            1
Federal funds sold                                                             11,875       11,475
                                                                            ---------    ---------
     Cash and cash equivalents                                                 20,454       20,615
Investment securities                                                          81,976       65,075
Loans                                                                         252,083      256,820
Allowance for loan losses                                                      (3,982)      (3,829)
                                                                            ---------    ---------
   Net loans                                                                  248,101      252,991
Premises and equipment                                                          8,382        8,307
Interest receivable                                                             3,043        2,904
Excess of cost over fair value of net assets acquired, at amortized cost        1,932        1,975
Other assets                                                                    4,517        4,485
                                                                            ---------    ---------
         TOTAL ASSETS                                                       $ 368,405    $ 356,352
                                                                            =========    =========

LIABILITIES AND STOCKHOLDER'S EQUITY

Non-interest bearing transaction accounts                                   $  22,399    $  21,982
Interest bearing transaction accounts and savings deposits                     57,942       56,323
Time deposits                                                                 242,835      232,562
                                                                            ---------    ---------
     Total deposits                                                           323,176      310,867
Securities sold under agreements to repurchase                                  1,657        1,657
Other borrowings                                                               13,055       14,394
Accrued interest and other liabilities                                          3,398        3,410
                                                                            ---------    ---------
     Total liabilities                                                        341,286      330,328
                                                                            ---------    ---------

STOCKHOLDER'S EQUITY

Capital stock
   Class A, common, par value $10 a share, authorized,
    issued and outstanding , 20,000 shares at 1997 and 1996                       200          200
Surplus                                                                        17,280       17,280
Undivided profits                                                               9,696        8,540
Unrealized appreciation (depreciation) on available-for-sale  securities, net of income taxes of $35 in 1997 (unaudited) and $2 in 1996,
   respectively                                                                   (57)           4
                                                                            ---------    ---------
     Total stockholder's equity                                                27,119       26,024
                                                                            ---------    ---------
         TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                         $ 368,405    $ 356,352
                                                                            =========    =========
See Notes to Combined Financial Statements.


                  FIRST BANK OF ARKANSAS - RUSSELLVILLE/SEARCY

                          COMBINED STATEMENTS OF INCOME

                   Three Months Ended March 31, 1997 and 1996
                          Year Ended December 31, 1996
                      (In thousands, except per share data)

                                                                      March 31,       December 31,
                                                                   1997       1996       1996
                                                                ---------   ---------  --------
                                                                     (unaudited)
INTEREST INCOME
   Loans                                                        $  5,862    $  5,164   $ 22,640
   Federal funds sold                                                170          87        351
   Investment securities                                           1,121         853      3,594
                                                                --------    --------   --------
         TOTAL INTEREST INCOME                                     7,153       6,104     26,585
                                                                --------    --------   --------
INTEREST EXPENSE
   Interest bearing transaction accounts and savings deposits        431         340      1,443
   Time deposits                                                   3,335       2,962     12,505
   Federal funds purchased and securities sold
     under agreements to repurchase                                   25          18         94
   Other borrowings                                                  217         181        856
                                                                --------    --------   --------
         TOTAL INTEREST EXPENSE                                    4,008       3,501     14,898
                                                                --------    --------   --------

NET INTEREST INCOME                                                3,145       2,603     11,687
   Provision for  loan losses                                        192         122      2,369
                                                                --------    --------   --------
NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                                   2,953       2,481      9,318
                                                                --------    --------   --------
NON-INTEREST INCOME
   Trust department income                                            33          20         94
   Service charges on deposit accounts                               406         411      1,683
   Other service charges and fees                                    122          75        352
   Other income                                                        9           1         15
   Investment securities gains (losses), net                          (2)          4         (6)
                                                                --------    --------   --------
         TOTAL NON-INTEREST INCOME                                   568         511      2,138
                                                                --------    --------   --------
NON-INTEREST EXPENSE
   Salaries and employee benefits                                    907         839      3,470
   Occupancy expense, net                                            327         257      1,135
   Other expense                                                     558         478      2,094
                                                                --------    --------   --------
         TOTAL NON-INTEREST EXPENSE                                1,792       1,574      6,699
                                                                --------    --------   --------
INCOME BEFORE INCOME TAXES                                         1,729       1,418      4,757
   Provision for income taxes                                        573         460      1,558
                                                                --------    --------   --------
NET INCOME                                                      $  1,156    $    958   $  3,199
                                                                ========    ========   ========
EARNINGS PER COMMON SHARE                                       $  57.80    $  47.90   $ 159.95
                                                                ========    ========   ========
DIVIDENDS PER COMMON SHARE                                      $   --      $   --     $  70.00
                                                                ========    ========   ========

See Notes to Combined Financial Statements.


                  FIRST BANK OF ARKANSAS - RUSSELLVILLE/SEARCY

                        COMBINED STATEMENTS OF CASH FLOWS

                   Three Months Ended March 31, 1997 and 1996
                          Year Ended December 31, 1996
                                 (In thousands)

                                                                          March 31,         December 31,
                                                                      1997        1996          1996
                                                                  ----------   -----------  -----------
                                                                            (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                      $    1,156   $     958   $   3,199
   Items not requiring (providing) cash
     Depreciation and amortization                                        192         156         691
     Provision for loan losses                                            192         122       2,369
     Amortization of premiums and accretion of discounts on
      investment securities                                               (26)        (16)        (12)
     Deferred income taxes                                                 (4)        (15)       (781)
     Provision for foreclosed assets                                     --             7          29
     Investment securities (gains) losses, net                              2          (4)          6
     Loss on sale of premises and equipment                              --          --             3
   Changes in
     Interest receivable                                                 (139)       (314)       (226)
     Other assets                                                           5        (107)       (320)
     Accounts payable and accrued expenses                               (313)        196         715
     Income taxes payable                                                 303         372         183
                                                                     --------    --------    --------
         Net cash provided by operating activities                      1,368       1,355       5,856
                                                                     --------    --------    --------
CASH FLOW FROM INVESTING ACTIVITIES
   Net collections (originations) of loans                              4,698     (13,854)    (47,610)
   Purchase of premises and equipment                                    (223)       (901)     (2,224)
   Proceeds from sale of premises and equipment                          --          --            24
   Proceeds from sale of foreclosed assets                               --          --           106
   Proceeds from sales and calls of available-for-sale  securities       --           966         966
   Proceeds from maturities of available-for-sale  securities          12,445        --         1,750
   Purchases of available-for-sale  securities                           (760)     (2,006)     (5,380)
   Proceeds from maturities of held-to-maturity  securities             1,500       2,699      14,868
   Purchases of held-to-maturity  securities                          (30,159)     (7,901)    (24,593)
                                                                     --------    --------    --------
         Net cash used in investing activities                        (12,499)    (20,997)    (62,093)
                                                                     --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase (decrease) in transaction accounts and
     savings deposits                                                   2,036      (4,359)      9,999
   Net increase in time deposits                                       10,273      18,150      46,662
   Net borrowings (repayments) of other borrowings                     (1,339)        729       2,827
   Dividends paid                                                        --          --        (1,400)
   Capital contribution                                                  --          --           750
   Net increase in federal funds purchased
    and securities sold under agreements to repurchase                   --           500         566
                                                                     --------    --------    --------
         Net cash provided by financing activities                     10,970      15,020      59,404
                                                                     --------    --------    --------
INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                                      (161)     (4,622)      3,167
CASH AND CASH EQUIVALENTS,
   BEGINNING OF YEAR                                                   20,615      17,448      17,448
                                                                     --------    --------    --------
CASH AND CASH EQUIVALENTS, END OF YEAR                               $ 20,454    $ 12,826    $ 20,615
                                                                     ========    ========    ========
See Notes to Combined Financial Statements.


                  FIRST BANK OF ARKANSAS - RUSSELLVILLE/SEARCY

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                Three Months Ended March 31, 1997 (Unaudited) and
                          Year Ended December 31, 1996
                      (In thousands, except per share data)


                                                                                     Unrealized
                                                                                    Appreciation
                                                                                   (Depreciation)
                                                                                    On Available-
                                              Common                    Undivided     For-Sale
                                               Stock      Surplus        Profits   Securities, Net      Total
---------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                  $     200   $  16,530      $     6,741    $    (25)   $     23,446

Capital contribution                                          750                                          750

Net income                                                                   3,199                       3,199

Cash dividends declared ($70.00 per share)                                  (1,400)                     (1,400)

Change in unrealized appreciation
(depreciation) on available-for-sale
securities, net of income taxes of $18                                                       29             29
                                             --------    --------       ----------     --------    -----------

Balance, December 31, 1996                        200      17,280            8,540            4         26,024

Net income                                                                   1,156                       1,156

Change in unrealized appreciation
(depreciation) on available-for-sale
securities, net of income tax credit of $37                                                 (61)           (61)
                                             --------    --------       ----------     --------    -----------

Balance, March 31, 1997 (unaudited)         $     200   $  17,280      $     9,696    $     (57)  $     27,119
                                             ========    ========       ==========     ========    ===========
See Notes to Combined Financial Statements.

                  FIRST BANK OF ARKANSAS - RUSSELLVILLE/SEARCY
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

         First Bank of Arkansas - Russellville and First Bank of Arkansas - Searcy (the "Banks") are wholly-owned subsidiaries of Southwest Bancshares, Inc. and are primarily engaged in providing a full range of banking services to individual and corporate customers through locations in northern Arkansas. The Banks are subject to competition from other financial institutions. The Banks also are subject to the regulation of certain federal and state agencies and undergo periodic examinations by those regulatory authorities. The combined financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 are unaudited, but in the opinion of management reflect all adjustments, consisting of only normal recurring items, necessary for fair presentation. These notes to combined financial statements do not reflect unaudited March 31, 1997 and 1996 data except as disclosed in Notes 3 and 8. Interim results are not necessarily indicative of annual results.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

         Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, changes in economic conditions, particularly in Arkansas, may necessitate revision of these estimates in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Banks' allowance for loan losses. Such agencies may require the Banks to recognize additional losses, based on their judgment of information available to them at the time of their examination.

Principles of Combination

         The combined financial statements include the accounts of First Bank of Arkansas - Russellville and First Bank of Arkansas - Searcy. There were no significant interbank balances or transactions.

Cash Equivalents

         The Banks consider all amounts due from banks and federal funds sold as cash equivalents. The Banks are required to maintain average reserve balances with the Federal Reserve Bank, based on a percentage of deposits. The average amounts of those reserve balances for the year ended December 31, 1996 was $1,679,000. The Federal Reserve requirement on transaction account reserves was 10 percent during 1996. Generally, federal funds are purchased and sold for varying periods up to thirty days. These obligations are purchased from other financial institutions and are held in the name of the Banks at the Federal Reserve Bank until maturity of the agreement.

Investments in Debt and Equity Securities

         Held-to-maturity securities, which include any security for which the Banks have the positive intent and ability to hold until maturity, are carried at historical cost adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted, respectively, to interest income using the constant yield method over the period to maturity.

         Available-for-sale securities, which include any security for which the banking subsidiaries have no immediate plan to sell but which may be sold in the future, are carried at fair value. Realized gains and losses, based on amortized cost of the individual security, are included in other income. Unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity. Premiums and discounts are amortized and accreted, respectively, to interest income using the constant yield method over the period to maturity.

         Interest and dividends on investments in debt and equity securities are included in income when earned.

Loans

         Loans  that  management  has the  intent  and  ability  to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any loans charged off and any deferred fees or costs on originated loans.

Allowance for Loan Losses

         The allowance for loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential loan losses, based on management's evaluation of the loan portfolio, as well as on prevailing and anticipated economic conditions and historical losses by loan category. General reserves have been established, based upon the aforementioned factors, and allocated to the individual loan categories. Allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of loan collateral.

         A loan is considered impaired when it is probable that the Bank will not receive all amounts due according to the contractual terms of the loan. This includes loans that are delinquent 90 days or more (nonaccrual loans) and certain other loans identified by management. Loans which are part of a large group of smaller balance homogeneous loans, such as residential mortgage and consumer loans, are not individually evaluated for impairment. Such loans are collectively evaluated.

         Accrual of interest is discontinued, and interest accrued and unpaid is removed at the time such amounts are delinquent 90 days. Interest is recognized for nonaccrual loans only upon receipt, and only after all principal amounts are current according to the terms of the contract.

         The allowance for loan losses was increased during 1996 to reflect a decision by management to increase that estimate to a targeted 1.5% of total loans based on its current evaluation of overall portfolio risk.

Premises and Equipment

         Depreciable assets are stated at cost, less accumulated depreciation. Depreciation is charged to expense, using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized by the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

Excess of Cost Over Fair Value of Net Assets Acquired

         Unamortized costs in excess of the estimated fair value of underlying net assets acquired in connection with the purchase of the Banks by Southwest Bancshares, Inc., aggregated $1,975,000 (originally $2,694,000) at December 31, 1996, and are being amortized over a 15-year period, using the straight-line method.

         Amortization expense related to these acquisitions for the periods ended December 31, 1996 was $180,000.

Fee Income

         Loan fees, net of direct origination costs, are recognized as revenue on a yield basis over the term of the loans.


Income Taxes

         Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Earnings Per Share

         Earnings per share are based on the weighted average number of shares outstanding during each year. Weighted average shares outstanding were 20,000 for 1996.

NOTE 2:  INVESTMENT SECURITIES

           The amortized cost and fair value of investment securities that are classified as held-to-maturity and available-for-sale are as follows:

                                                          Year Ended December 31,
                                                                   1996
                                                         Gross              Gross            Estimated
                                   Amortized          Unrealized         Unrealized            Fair
(In thousands)                       Cost                Gains            (Losses)             Value
----------------------------------------------------------------------------------------------------------
Held-to-Maturity

U.S. Government
  agencies                     $      40,105       $          22       $        (383)     $       39,744
Mortgage-backed
  securities                             975                  15                   -                 990
State and political
  subdivisions                        10,559                 142                (313)             10,388
                                ------------        ------------        ------------       -------------
                               $      51,639       $         179       $        (696)     $       51,122
                                ============        ============        ============       =============

Available-for-Sale

U.S. Treasury                  $         601       $           -       $          (6)     $          595
U.S. Government
  agencies                             8,690                  75                 (46)              8,719
State and political
  subdivisions                         3,139                  26                 (44)              3,121
Corporate debt
  securities                           1,000                   1                                   1,001
                                ------------        ------------        ------------       -------------
                               $      13,430       $         102       $         (96)     $       13,436
                                ============        ============        ============       =============

         Maturities of investment securities at December 31, 1996, are as follows:

                                                Held-to-Maturity           Available-for-Sale
                                               Amortized      Fair          Amortized      Fair
(In thousands)                                   Cost         Value           Cost         Value
--------------------------------------------------------------------------------------------------
One year or less                            $     4,304   $     4,301   $     1,000    $    1,001
After one through five years                     28,642        28,500         7,541         7,575
After five through ten years                     11,987        11,823         1,250         1,253
After ten years                                   5,731         5,508         3,639         3,607
Mortgage-backed  securities not due
  on a single date                                  975           990            --            --
                                              ---------     ---------     ---------      --------
         Total                              $    51,639   $    51,122   $    13,430    $   13,436
                                             ==========    ==========    ==========     =========

         Income recognized for the year ended December 31, 1996 was $2,857,000 and $737,000 for taxable securities and non-taxable securities, respectively.

         The book value of securities pledged as collateral, to secure public deposits and for other purposes, amounted to $55,567,000 at December 31, 1996. The approximate fair value of pledged securities amounted to $55,070,000 at December 31, 1996.

         The book value of securities sold under agreements to repurchase amounted to $1,657,000 for December 31, 1996. (See Note 3)

         Gross realized gains of $8,000 and gross realized losses of $19,000 resulted from sales of available-for-sale securities in 1996. Gross realized gains of $18,000 and gross realized losses of $13,000 were a result of called bonds. Proceeds from those sales were $519,000.

         Approximately 6 percent of the state and political subdivision debt obligations are rated A or above. Of the remaining securities, most are nonrated bonds and represent small, Arkansas issues, which are evaluated on an ongoing basis.

NOTE 3:  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

       Securities sold under agreements to repurchase at December 31, 1996 consist of Federal Home Loan Bank and Student Loan Marketing Association bonds with an estimated fair value of $1,739,000.

       The Banks enter into sales of securities under agreements to repurchase. The amounts received under these agreements are reflected as liabilities on the balance sheet. The securities underlying the agreements are book-entry securities. At December 31, 1996, these agreements matured within 26 months. The agreements relating to the securities were agreements to repurchase substantially identical securities. At December 31, 1996, no material amount of agreements to repurchase securities sold was outstanding with any individual dealer. Securities sold under agreement to repurchase averaged $1,514,000 during 1996, and the maximum amount outstanding at any month-end during 1996 was $1,657,000.

NOTE 4:  LOANS AND ALLOWANCE FOR LOAN LOSSES

       The various categories of loans are summarized as follows:

                                                                            March 31,       December 31,
(In thousands)                                                                1997              1996
---------------------------------------------------------------------------------------------------------
                                                                           (unaudited)
Consumer
   Credit cards                                                          $      2,426     $      2,511
   Other consumer                                                              24,713           25,146
Real estate
   Construction                                                                22,454           22,802
   Single family residential                                                   65,343           66,265
   Other commercial                                                            70,679           73,183
Commercial
   Commercial                                                                  59,213           57,205
   Agricultural                                                                 4,142            4,134
   Financial institutions                                                          --              200
Other                                                                           3,113            5,374
                                                                          -----------      -----------
Total loans before allowance for loan losses                             $    252,083     $    256,820
                                                                          ===========      ===========

         Impaired loans totaled $2,619,000 at December 31, 1996. An allowance for loan losses of $251,000 relates to impaired loans of $2,512,000 at December 31, 1996. Impaired loans of $107,000 had no related allowance for loan losses.

         Interest of $48,000 was recognized on average impaired loans of $533,000 for 1996. Interest recognized on impaired loans on a cash basis for 1996 was immaterial.

         Transactions in the allowance for loan losses are as follows:


                                                                                     March 31,       December 31,
(In thousands)                                                                         1997              1996
-------------------------------------------------------------------------------------------------------------------
                                                                                    (unaudited)
Balance, beginning of year                                                         $     3,829      $     1,644
Additions
   Provision charged to expense                                                            192            2,369
                                                                                     ---------        ---------
                                                                                         4,021            4,013
Deductions
   Losses charged to allowance, net of recoveries
     of $1 for 1997 (unaudited) and $17 for 1996                                            39              184
                                                                                     ---------       ----------

Balance, end of year                                                               $     3,982      $     3,829
                                                                                    ==========       ==========


NOTE 5:  PREMISES AND EQUIPMENT

         Major classifications of premises and equipment, stated at cost, are as follows:

                                                                                                   Estimated
(In thousands)                                                                       1996         Useful lives
-----------------------------------------------------------------------------------------------------------------
Vehicles                                                                         $          28       3-10 years
Land/buildings and improvements                                                          7,165      10-50 years
Leasehold improvements                                                                     284       5-20 years
Equipment                                                                                3,565       3-10 years
                                                                                 -------------
                                                                                        11,042
Less accumulated depreciation                                                            2,735
                                                                                 -------------
Net premises and equipment                                                       $       8,307
                                                                                  ============


NOTE 6:  TIME DEPOSITS

         Time deposits included approximately $87,409,000 of certificates of deposit of $100,000 or more, at December 31, 1996.

         Deposits are the Banks' primary funding source for loans and investment securities. The mix and repricing alternatives can significantly affect the cost of this source of funds and, therefore, impact the margin.


NOTE 7:  INCOME TAXES

         The Banks file a consolidated income tax return with Southwest Bancshares, Inc. Income taxes are computed based on a separate tax return basis.

         The   provision   for  income  taxes  is  comprised  of  the  following
components:

(In thousands)                                                                         1996
------------------------------------------------------------------------------------------------
Income taxes currently payable                                                      $    2,339
Deferred income taxes                                                                     (781)
                                                                                     ---------
Provision for income taxes                                                          $    1,558
                                                                                     =========

         Deferred income taxes related to the change in unrealized appreciation on available-for-sale securities, shown in stockholder's equity, were $18,000 for 1996.

         The tax effects of temporary differences related to deferred taxes shown on the balance sheet were:

(In thousands)                                                                                  1996
--------------------------------------------------------------------------------------------------------
Deferred tax assets
   Allowance for loan losses                                                                $    1,391
   Deferred compensation liability                                                                 145
                                                                                              --------
                                                                                                 1,536
Deferred tax liabilities                                                                      --------
   Basis difference on investment securities                                                       (54)
   Accumulated depreciation                                                                       (177)
   Unrealized gains on available-for-sale securities                                                (2)
   Other                                                                                           (44)
                                                                                              --------
                                                                                                  (277)
                                                                                              --------
Net deferred tax assets                                                                     $    1,259
                                                                                             =========

         A reconciliation of income tax expense at the statutory rate to the Bank's actual income tax expense is shown below.

(In thousands)                                                                            1996
---------------------------------------------------------------------------------------------------
Computed at the statutory rate (34%)                                                   $    1,617

Increase (decrease) resulting from
   Tax exempt income                                                                         (255)
   Amortization of excess of cost over fair value of net assets acquired                       61
   State income taxes - net of federal tax benefit                                             88
   Non-deductible expenses                                                                     47
                                                                                        ---------

   Actual tax provision                                                                $    1,558
                                                                                        =========

NOTE 8:  OTHER BORROWINGS

         Other borrowings consist of advances payable to the Federal Home Loan Bank, secured by 1-4 unit residential mortgages, including interest at approximately 6.62% (weighted average rate) per annum. Final payment is due November, 2015.

         Aggregate annual maturities of other borrowings at December 31, 1996 are:

                                                                                                Annual
(In thousands)                                                                Year            Maturities
--------------------------------------------------------------------------------------------------------------
                                                                              1997            $     2,384
                                                                              1998                  2,354
                                                                              1999                  1,268
                                                                              2000                  1,253
                                                                              2001                  1,148
                                                                           Thereafter               5,987
                                                                                               ----------
                                                                              Total           $    14,394
                                                                                               ==========

NOTE 9:  TRANSACTIONS WITH RELATED PARTIES

         At March 31, 1997 and December 31, 1996, the Banks had loans outstanding to executive officers, directors, and to companies in which the banks' executive officers or directors were principal owners, in the amount of $6,655,000 (unaudited) and $9,000,000, respectively.

                                                          March 31,         December 31,
(In thousands)                                              1997                1996
--------------------------------------------------------------------------------------------
                                                         (unaudited)
Balance, beginning of year                           $       9,000         $       6,040
New loans                                                    1,061                 5,022
Advances to loans made in prior years                           --                   728
Repayments                                                  (3,406)               (2,790)
                                                      ------------          ------------

Balance, end of period                               $       6,655         $       9,000
                                                      ============          ============

         In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management's opinion, these loans did not involve more than the normal risk of collectibility or present other unfavorable features.

NOTE 10: EMPLOYEE BENEFIT PLANS

         The Banks have defined contribution pension plans covering substantially all employees. Employees may contribute up to 10% of their compensation, with the Banks matching 75% of the employee's contribution on the first 4% of the employee's compensation. The charge to income for this contribution in 1996 was $62,000.

         Also, the Banks have a deferred compensation agreement with a retired consultant. The agreement provides for annual payments of $81,000. The present value of all benefits due has been accrued and the remaining liability at December 31, 1996 is $379,000.

NOTE 11:  ADDITIONAL CASH FLOW INFORMATION FOR 1996

(In thousands)                                                                                          1996
----------------------------------------------------------------------------------------------------------------
Non-cash investing and financing activities
   Sale and financing of foreclosed assets                                                         $        336
   Real estate acquired in settlement of loans                                                              225

Additional cash payment information
   Interest paid                                                                                   $     14,408

   Income taxes paid                                                                                      2,056

NOTE 12:  OTHER EXPENSE

  Other expense consists of the following:

(In thousands)                                                                                           1996
-----------------------------------------------------------------------------------------------------------------
Data processing                                                                                     $       104
Business development                                                                                        321
Insurance                                                                                                    99
Amortization                                                                                                181
Office supplies and expense                                                                                 486
Others less than 1%                                                                                         903
                                                                                                      ---------
         Total                                                                                      $     2,094
                                                                                                     ==========


NOTE 13:   DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and Cash Equivalents

         The carrying amount for cash and cash equivalents approximates fair value.

Investment Securities

         Fair value for investment securities equals quoted market prices, if available. If quoted market prices are not available, fair values are estimated based on quoted market prices of similar securities.

Loans

         The fair value of loans is estimated by discounting the future cash flows, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

Deposits

         The fair value of transaction accounts and savings deposits is the amount payable on demand at the reporting date (i.e., their carrying amount). The fair value of fixed-maturity time deposits is estimated, using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

Federal Funds Purchased and Securities Sold Under Agreement to Repurchase

         The carrying amount for federal funds purchased and securities sold under agreement to repurchase is a reasonable estimate of fair value.

Other Borrowings

         Rates currently available to the Banks for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Commitments to Extend Credit, Letters of Credit and Lines of Credit

         The fair value of commitments is estimated, using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

         The following table represents estimated fair values of the Banks' financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows. This method involves significant judgments by management considering the uncertainties of economic conditions and other factors inherent in the risk management of financial instruments. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Banks do not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.


                                                December 31, 1996
                                                Carrying     Fair
(In thousands)                                   Amount      Value
---------------------------------------------------------------------
Financial assets
   Cash and cash equivalents                   $ 20,615   $ 20,615
   Held-to-maturity securities                   51,639     51,122
   Available-for-sale securities                 13,436     13,436
   Interest receivable                            2,904      2,904
   Loans, net                                   252,991    252,636

Financial liabilities
   Non-interest bearing transaction accounts     21,982     21,982
   Interest bearing transaction accounts and
     savings deposits                            56,323     56,323
   Time deposits                                232,562    232,670
   Federal funds purchased and securities
     sold under agreements to repurchase          1,657      1,657
   Other borrowings                              14,394     14,412
   Interest payable                               2,340      2,340

Unrecognized financial instruments (net
   of contract amount)
     Commitments to extend credit                  --         --
     Letters of credit                             --         --
     Lines of credit                               --         --


NOTE 14:  SIGNIFICANT ESTIMATES AND CONCENTRATIONS

         Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Certain vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk.

NOTE 15:  COMMITMENTS AND CREDIT RISK

         The Banks grant consumer, real estate and commercial loans to customers throughout northern Arkansas. Although, the Banks have a diversified loan portfolio, commercial real estate comprises $73,183,000 or 29% of the portfolio.

         Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate, and residential real estate.

         At December 31, 1996, the Banks had outstanding commitments to originate loans aggregating approximately $14,729,000. The commitments extended over varying periods of time, with the majority being disbursed within a one year period. All loan commitments were at fixed rates of interest at December 31, 1996.

         Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

         The Banks had total outstanding letters of credit amounting to $258,000 at December 31, 1996, with terms ranging from 6 months to one year.

         Lines of credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate, and residential real estate. Management uses the same credit policies in granting lines of credit as it does for balance sheet instruments.

         At December 31, 1996, the Banks had granted unused lines of credit to borrowers, aggregating approximately $11,944,000.

         At December 31, 1996, the Banks did not have concentrations of 5% or more of the investment portfolio in any bonds issued by a single municipality.

NOTE 16:  FUTURE CHANGES IN ACCOUNTING PRINCIPLE

         The Financial Accounting Standards Board recently adopted Statement No. 125, (FAS 125), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". FAS 125, which originally was to become effective for transactions that occur after December 31, 1996, imposes new rules for determining when transfers of financial assets are accounted for as sales versus when transfers are accounted for as borrowings. Management believes that FAS 125 should have no significant impact on the Banks' combined financial statements.

NOTE 17:  CONTINGENT LIABILITIES

         The Banks have various unrelated legal proceedings, most of which involve loan foreclosure activity pending, which, in the aggregate, are not expected to have a material adverse effect on their combined financial position.

NOTE 18:  STOCKHOLDER'S EQUITY

         The Banks are subject to a legal limitation on dividends that can be paid to the parent without prior approval of the applicable regulatory agencies. Arkansas bank regulators have specified that the maximum dividend limit state banks may pay to the parent bank without prior approval is 50% of the current year earnings. At December 31, 1996, the Banks had approximately $200,000 in undivided profits available for payment of dividends to the parent, without prior approval of the regulatory agency.

       The Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Banks financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Banks capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

       Quantitative measures established by regulation to ensure capital adequacy requires the Banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes that, as of December 31, 1996, the Banks meet all capital adequacy requirements to which they are subject.

       As of the most recent notification from regulatory agencies, the Banks were well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institutions' categories.

       The Banks' actual capital amounts and ratios are also presented in the table.

                                                                                                   To Be Well
                                                                                                Capitalized Under
                                                                             For Capital        Prompt Corrective
                                                        Actual            Adequacy Purposes     Action Provision
(In thousands)                                     Amount    Ratio-%      Amount    Ratio-%     Amount    Ratio-%
-----------------------------------------------------------------------------------------------------------------
As of December 31, 1996
   Total Capital (to Risk Weighted Assets)
     Combined                                    $    27,242     10.8  $       N/A           $       N/A
     First Bank of Arkansas - Russellville            20,851     10.9       15,279     8.0        19,098    10.0
     First Bank of Arkansas - Searcy                   6,391     10.3        4,947     8.0         6,183    10.0

   Tier 1 Capital (to Risk Weighted Assets)
     Combined                                         24,044      9.5          N/A                   N/A
     First Bank of Arkansas - Russellville            18,428      9.6        7,639     4.0        11,459     6.0
     First Bank of Arkansas - Searcy                   5,616      9.1        2,473     4.0         3,710     6.0

   Tier 1 Capital (to Average Assets)
     Combined                                         24,044      6.9          N/A                   N/A
     First Bank of Arkansas - Russellville            18,428      6.9       10,630     4.0        13,287     5.0
     First Bank of Arkansas - Searcy                   5,616      6.8        3,298     4.0         4,123     5.0

NOTE 19:  SUBSEQUENT EVENT

        On March 21, 1997, First Commercial Corporation, successor by merger to Southwest Bancshares, Inc., entered into definitive agreements to sell all of the issued and outstanding stock of the Banks to Simmons First National Corporation for $53,000,000 in cash. The proposed transaction is pending subject to regulatory approval.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SIMMONS FIRST NATIONAL CORPORATION



Date:    5/6/97                             By:         /s/ J. Thomas May
     --------------                            --------------------------------
                                                  J. Thomas May, President &
                                                       Chief Executive Officer